EXHIBIT 15

LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

To the Board of Directors and Stockholders of The Bear Stearns Companies Inc.

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim condensed consolidated financial information of The Bear Stearns Companies Inc. and subsidiaries for the periods ended August 31, 2007 and 2006, as indicated in our report dated October 9, 2007; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended August 31, 2007, is incorporated by reference in the following Registration Statements:

    Filed on Form S-3:
          Registration Statement No. 033-52053
          Registration Statement No. 033-52701
          Registration Statement No. 033-55673
          Registration Statement No. 033-56009
          Registration Statement No. 033-60065
          Registration Statement No. 033-63561
          Registration Statement No. 333-03685
          Registration Statement No. 333-17985
          Registration Statement No. 333-31277
          Registration Statement No. 333-42295
          Registration Statement No. 333-43565
          Registration Statement No. 333-57083
          Registration Statement No. 333-61437
          Registration Statement No. 333-66861
          Registration Statement No. 333-79417
          Registration Statement No. 333-83049
          Registration Statement No. 333-31980
          Registration Statement No. 333-49876
          Registration Statement No. 333-52902
          Registration Statement No. 333-76894
          Registration Statement No. 333-104455
          Registration Statement No. 333-109793
          Registration Statement No. 333-121744
          Registration Statement No. 333-136599
          Registration Statement No. 333-136666
          Registration Statement No. 333-138353

    Filed on Form S-8:
          Registration Statement No. 033-56103
          Registration Statement No. 333-16041
          Registration Statement No. 333-50928
          Registration Statement No. 333-57460
          Registration Statement No. 333-57661
          Registration Statement No. 333-58007
          Registration Statement No. 333-63002
          Registration Statement No. 333-66353
          Registration Statement No. 333-74200
          Registration Statement No. 333-81901
          Registration Statement No. 333-83580
          Registration Statement No. 333-86060
          Registration Statement No. 333-92357
          Registration Statement No. 333-101461
          Registration Statement No. 333-104006
          Registration Statement No. 333-106567

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          Registration Statement No. 333-106631
          Registration Statement No. 333-108976
          Registration Statement No. 333-116983

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Deloitte & Touche LLP
New York, New York
October 9, 2007

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